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                                EXHIBIT 4.4

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                                 UROCOR, INC.

                      1997 EMPLOYEE STOCK PURCHASE PLAN



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                              TABLE OF CONTENTS

                                                                        SECTION

ARTICLE I - PURPOSE, COMMITMENT AND INTENT

     Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.1
     Share Commitment. . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.2
     Intent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.3
     Shareholder Approval. . . . . . . . . . . . . . . . . . . . . . . . . . 1.4

ARTICLE II - DEFINITIONS

     Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.1
     Board of Directors. . . . . . . . . . . . . . . . . . . . . . . . . . . 2.2
     Code. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.3
     Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.4
     Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.5
     Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.6
     Employee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.7
     Exercise Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.8
     Fair Market Value or FMV. . . . . . . . . . . . . . . . . . . . . . . . 2.9
     Grant Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.10
     Option. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.11
     Offering Period . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.12
     Option Price. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.13
     Participant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.14
     Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.15
     Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.16
     Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.17

ARTICLE III - ELIGIBILITY

     General Requirements. . . . . . . . . . . . . . . . . . . . . . . . . . 3.1
     Limitations Upon Participation. . . . . . . . . . . . . . . . . . . . . 3.2

ARTICLE IV - PARTICIPATION

     Grant of Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.1
     Payroll Deduction . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.2
     Payroll Deductions Continuing . . . . . . . . . . . . . . . . . . . . . 4.3
     Right to Decrease or Stop Payroll Deductions. . . . . . . . . . . . . . 4.4
     Accounting for Funds. . . . . . . . . . . . . . . . . . . . . . . . . . 4.5

ARTICLE V - IN SERVICE WITHDRAWAL, TERMINATION OF EMPLOYMENT, RETIREMENT OR
DEATH

     In Service Withdrawal . . . . . . . . . . . . . . . . . . . . . . . . . 5.1
     Termination of Employment . . . . . . . . . . . . . . . . . . . . . . . 5.2

                                     i
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     Retirement for Age or Disability. . . . . . . . . . . . . . . . . . . . 5.3
     Death . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.4

ARTICLE VI - EXERCISE OF OPTION

     Purchase of Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.1
     Accounting for Stock. . . . . . . . . . . . . . . . . . . . . . . . . . 6.2
     Issuance of Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . 6.3

ARTICLE VII - ADMINISTRATION

     Appointment, Term of Service & Removal. . . . . . . . . . . . . . . . . 7.1
     Powers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.2
     Quorum and Majority Action. . . . . . . . . . . . . . . . . . . . . . . 7.3
     Standard of Judicial Review of Committee Actions. . . . . . . . . . . . 7.4

ARTICLE VIII - TERMINATION AND AMENDMENT OF THE PLAN

     Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8.1
     Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8.2

ARTICLE IX - MISCELLANEOUS

     Plan Not An Employment Contract . . . . . . . . . . . . . . . . . . . . 9.1
     All Participants' Rights are Equal. . . . . . . . . . . . . . . . . . . 9.2
     Options Granted Are Not Transferable. . . . . . . . . . . . . . . . . . 9.3
     Voting of Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9.4
     No Stockholder Rights . . . . . . . . . . . . . . . . . . . . . . . . . 9.5
     Governmental Regulations. . . . . . . . . . . . . . . . . . . . . . . . 9.6
     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9.7
     Indemnification of Committee. . . . . . . . . . . . . . . . . . . . . . 9.8
     Gender and Number . . . . . . . . . . . . . . . . . . . . . . . . . . . 9.9
     Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9.10
     Governing Law; Parties to Legal Actions . . . . . . . . . . . . . . . .9.11

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ARTICLE I

                         PURPOSE, COMMITMENT AND INTENT

      1.1 PURPOSE. The purpose of this Plan is to provide Employees of the Company with an opportunity to purchase Stock of the Company through offerings of options at a discount and thus develop a stronger incentive to work for the continued success of the Company.

      1.2 SHARE COMMITMENT. The aggregate number of Shares authorized to be sold pursuant to Options granted under this Plan is 300,000 Shares, subject to adjustment as provided in this Section. Any Shares relating to Options that are granted, but subsequently lapse, are cancelled, or are otherwise not exercised by the final date for exercise, shall be available for future grants of Options.

      In the event of any stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of Shares, or the like, as a result of which shares shall be issued in respect of the outstanding Shares, or the Shares shall be changed into the same or a different number of the same or another class of stock, the total number of Shares authorized to be committed to this Plan, the number of Shares subject to each outstanding Option and the Option Price applicable to each Option shall be appropriately adjusted by the Committee. Adjustments must be confirmed in writing by the auditors of the Company to be fair and reasonable.

      1.3 INTENT. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under section 423 of the Code. Therefore, the provisions of the Plan are to be construed to govern participation in a manner consistent with the requirements of section 423 of the Code.

      1.4 SHAREHOLDER APPROVAL. To be effective, this Plan must be approved by the stockholders of the Company within 12 months before or after the Plan is adopted by the Board of Directors. The approval of stockholders must comply with all applicable provisions of the corporate charter, bylaws and applicable laws of the jurisdiction prescribing the method and degree of stockholder approval required for the issuance of corporate stock or options.

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                               ARTICLE II

                               DEFINITIONS


      The words and phrases defined in this Article shall have the meaning set out in these definitions throughout this Plan, unless the context in which any word or phrase appears reasonably requires a broader, narrower, or different meaning.

      2.1 "AFFILIATE" means any parent corporation and any subsidiary corporation. The term "parent corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term "subsidiary corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

      2.2 "BOARD OF DIRECTORS" means the board of directors of the Company.

      2.3 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

      2.4 "COMMITTEE" means the committee appointed to administer the Plan which shall be comprised solely of members of the Board of Directors who qualify as non-employee directors as defined in Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, as amended.

      2.5   "COMPANY" means UroCor, Inc., a Delaware corporation.

      2.6 COMPENSATION" means the Employee's wages from the Company as defined in section 3401(a) of the Code for purposes of Federal income tax withholding at the source, reduced by all of the following items (even if includible in gross income): reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation, and welfare benefits; and modified by including elective contributions under a cafeteria plan described in section 125 of the Code and elective contributions to any plan qualified under section 401(k) of the Code.

      2.7 "EMPLOYEE" means any person who is a common law employee of the Company excluding only those whose customary employment with the Company is 20 hours or less per week.

      2.8 "EXERCISE DATE" means the last business day of the Offering Period, which is the day that all Options that eligible Employees have elected to exercise are to be exercised.

      2.9   "FAIR MARKET VALUE" OR "FMV" of the Stock as of any date means
(a) the average of the high and low sale prices of the Stock on that date (or if there was no sale on a given date, the next preceding date on which there was a sale) on the principal securities exchange on which the Stock is listed.

      2.10 "GRANT DATE" means the first business day of the Offering Period, which is the day the Committee grants all eligible Employees an Option under this Plan.

      2.11 "OFFERING PERIOD" means the period commencing on October 1, 1997, and ending on June 30, 1997; thereafter, the Offering Periods shall be six month periods commencing on July 1 and January 1.

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      2.12  "OPTION" means an option granted under this Plan to purchase shares of Stock at the Option Price on the Exercise Date.

      2.13 "OPTION PRICE" means the price to be paid for each Share upon exercise of an Option, which shall be the lesser of (a) 85% of the FMV of a Share on the Grant Date or (b) 85% of the FMV of a Share on the Exercise Date.

      2.14 "PARTICIPANT" means a person who is eligible to be granted an Option under this Plan and who elects to have payroll deductions withheld under the Plan for the purpose of exercising that Option on the Exercise Date.

      2.15 "PLAN" means the UroCor, Inc. 1997 Employee Stock Purchase Plan, as set out in this document and as it may be amended from time to time.

      2.16  "SHARES" means shares of stock.

      2.17  "STOCK" means the Company's common stock, $.01 par value.


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                               ARTICLE III

                               ELIGIBILITY


      3.1 GENERAL REQUIREMENTS. Each Employee is eligible to participate in the Plan for a given Offering Period if he is an Employee on the Grant Date, subject to the limitations imposed in Section 3.2.

      3.2 LIMITATIONS UPON PARTICIPATION. Any provision of this Plan to the contrary notwithstanding, no Employee shall be granted an Option:

            (a) if, immediately after the grant, the Employee would own, including all outstanding options which are still exercisable to purchase Stock, five percent or more of the total combined voting power or value of all classes of Stock of the Company or of any parent or subsidiary of the Company within the meaning of sections 423 and 424 of the Code;

            (b) which permits the Employee to purchase Stock under all employee stock purchase plans, as defined in section 423 of the Code, of the Company and all Affiliates at a rate which exceeds $25,000 in Fair Market Value of the Stock (determined at the time the Option is granted) for each calendar year in which the option granted to the Employee is outstanding at any time as provided in sections 423 and 424 of the Code; or

            (c) which permits the Employee rights to purchase Stock in excess of the number of Shares set by the Committee if it deems such a restriction to be appropriate.


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                               ARTICLE IV

                              PARTICIPATION

      4.1 GRANT OF OPTION. Effective as of the Grant Date the Committee shall grant an Option to each Participant which shall be exercisable only on the Exercise Date only through funds accumulated by the Employee through payroll deductions made during the Offering Period together with any funds remaining in the Participant's payroll deduction account at the beginning of the Offering Period. The maximum number of Shares each Participant may be granted during an Offering Period shall be determined by dividing the total amount of the Participant's expected payroll deductions during the Offering Period (determined by multiplying the payroll deductions withheld during the first pay period by the number of complete pay periods during the Offering Period) by 85% of the FMV of the Shares on the Grant Date.

      4.2 PAYROLL DEDUCTION. In order for a Participant to elect to exercise his Option granted for a given Offering Period, the Participant must complete a payroll deduction form and file it with the Company no earlier than 60 nor later than 15 days prior to the beginning of the Offering Period. The payroll deduction form shall permit a Participant to elect to have withheld from his cash compensation no less than one percent nor more than ten percent of his Compensation (only in whole percentages), taken pro rata from the Compensation paid to him by the Company. Each payroll deduction shall begin on the first pay period ending after the beginning of an Offering Period and shall continue through the last pay period ending prior to the Exercise Date. No Participant shall be permitted to begin payroll deductions at any other time.

      4.3 PAYROLL DEDUCTIONS CONTINUING. A Participant's election to have payroll deductions shall remain in effect for all ensuing Offering Periods until changed by the Participant by filing an appropriate amended payroll deduction form not earlier than 60 nor later than 15 days prior to the commencement of the Offering Period for which it is to be effective.

      4.4 RIGHT TO DECREASE OR STOP PAYROLL DEDUCTIONS. A Participant shall have the right to reduce, but not below one percent, or discontinue payroll deductions beginning on the first day of any calendar quarter by filing an amended payroll deduction form at least five days prior to the beginning of the calendar quarter with the Company.

      4.5 ACCOUNTING FOR FUNDS. As of each payroll deduction period the Company shall cause to be credited to the Participant's payroll deduction account in a ledger established for that purpose the funds withheld from and attributable to the Employee's cash compensation for that period. No interest shall be credited to the Participant's payroll deduction account at any time. The obligation of the Company to the Participant for this account shall be a general corporate obligation and shall not be funded through a trust nor secured by any assets which would cause the Participant to be other than a general creditor of the Company.

                                ARTICLE V

                          IN SERVICE WITHDRAWAL,
                        TERMINATION OF EMPLOYMENT,
                            RETIREMENT OR DEATH

      5.1 IN SERVICE WITHDRAWAL. A Participant may, at any time on or before 15 days prior to the Exercise Date, or such other date as shall be elected by the Committee from time to time, elect to withdraw all funds then credited to his payroll deduction account by giving written notice to his Employer in accordance with the rules established by the Committee.
All funds credited to the Participant's payroll deduction account shall be paid to him as soon as administratively feasible. The withdrawal election terminates the Participant's right to exercise his Option on the Exercise Date and his entitlement to elect any further payroll deductions for the then current Offering Period. Should the Participant wish to participate in any given future Offering Period, the Participant must file a new payroll deduction election within the time frame required for participation for that Offering Period.

      5.2 TERMINATION OF EMPLOYMENT. If a Participant's employment is terminated for any reason other than death, disability or retirement prior to the Exercise Date, the Option granted to the Participant for that Option Period shall lapse. The Participant's payroll deduction account shall be returned to him as soon as administratively feasible.

      5.3 RETIREMENT FOR AGE OR DISABILITY. If a Participant retires for age or disability under the then established rules of the Company, his Exercise Date shall be the last day of the month prior to his retirement for age or disability. At that time his Option shall be exercised in accordance with the terms of the Plan. Then any funds remaining in his payroll deduction account shall be returned to him as soon as administratively feasible.

      5.4 DEATH. If a Participant dies before the Exercise Date, the Option granted to the Participant for that Offering Period shall lapse.
The Participant's payroll deduction account shall be returned to him as soon as administratively feasible. If the Participant dies after the Exercise Date but prior to the delivery of his certificate, and there is a joint tenant, with the right or survivorship, named pursuant to the rules of the Committee, the Stock shall be delivered to the named joint tenant. If there is no joint tenant, with the right of survivorship, named, the Stock shall be held until the representative of the estate has been appointed and provides such evidence as may be required by the Committee before the certificate is delivered to the proper beneficiary together with a check in the amount of any remaining funds in the Participant's payroll deduction account.

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                               ARTICLE VI

                           EXERCISE OF OPTION

      6.1 PURCHASE OF STOCK. On the Exercise Date of each Offering Period each Participant's payroll deduction account shall be used to purchase the maximum number of whole shares of Stock that can be purchased at the Option Price for that Offering Period. Any funds remaining in a Participant's payroll deduction account after the exercise of his Option for an Offering Period shall remain in the Participant's account to be used in the ensuing Offering Period, together with new payroll deductions, if any, for that Offering Period to exercise the next succeeding Option which is to be exercised. If in any Offering Period the total number of shares of Stock to be purchased by all Participants exceed the number of shares of Stock committed to the Plan, then each Participant shall be entitled to purchase only his pro rata portion of the shares of Stock remaining available under the Plan based on the balances in each Participant's payroll deduction account as of the Exercise Date. No fractional shares of Stock may be purchased under this Plan. After the purchase of all shares of Stock available on Exercise Date, all Options granted for the Offering Period to the extent not used shall terminate.

      6.2 ACCOUNTING FOR STOCK. After the Exercise Date of each Offering Period a report shall be given to each Participant stating the amount of his payroll deduction account, the number of shares of Stock purchased and the applicable Option Price.

      6.3 ISSUANCE OF SHARES. As soon as administratively feasible after the end of the Offering Period the Committee shall advise the appropriate officer of the Company that the terms of the Plan have been complied with and that it is appropriate for the officer to cause to be issued the shares of Stock upon which Options have been exercised under the Plan. The Committee may determine in its discretion the manner of delivery of the shares of Stock purchased under the Plan, which may be by electronic account entry into new or existing accounts, delivery of certificates or any other means as the Committee, in its discretion, deems appropriate.
The Committee may, in its discretion, hold the certificate for any shares of Stock or cause it to be legended in order to comply with the securities laws of the applicable jurisdiction.

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                               ARTICLE VII

                             ADMINISTRATION

      7.1 APPOINTMENT, TERM OF SERVICE & REMOVAL. The Board of Directors shall appoint a Committee to administer this Plan. The members shall serve until their resignation, death or removal. Any member may resign at any time by mailing a written resignation to the Board of Directors. Any member may be removed by the Board of Directors, with or without cause. Vacancies may be filled by the Board of Directors from time to time.

      7.2 POWERS. The Committee has the exclusive responsibility for the general administration of the Plan, and has all powers necessary to accomplish that purpose, including but not limited to the following rights, powers, and authorities:

            (a) to make rules for administering the Plan so long as they are not inconsistent with the terms of the Plan;

            (b)   to construe all provisions of the Plan;

            (c) to correct any defect, supply any omission, or reconcile any inconsistency which may appear in the Plan;

            (d) to select, employ, and compensate at any time any consultants, accountants, attorneys, and other agents the Committee believes necessary or advisable for the proper administration of the Plan;

            (e) to determine all questions relating to eligibility, Fair Market Value, Option Price and all other matters relating to benefits or Participants' entitlement to benefits;

            (f) to determine all controversies relating to the administration of the Plan, including but not limited to any differences of opinion arising between the Company and a Participant, and any questions it believes advisable for the proper administration of the Plan; and

            (g) to delegate any clerical or recordation duties of the Committee as the Committee believes is advisable to properly administer the Plan.

      7.3 QUORUM AND MAJORITY ACTION. A majority of the Committee constitutes a quorum for the transaction of business. The vote of a majority of the members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may decide any question by a vote, taken without a meeting, of a majority of its members via telephone, computer, fax or any other media of communication.

      7.4 STANDARD OF JUDICIAL REVIEW OF COMMITTEE ACTIONS. The Committee has full and absolute discretion in the exercise of each and every aspect of its authority under the Plan. Notwithstanding any provision of law or any explicit or implicit provision of this document or, any action taken, or ruling or decision made, by the Committee in the exercise of any of its powers and authorities under the Plan shall be final and conclusive as to all parties other than the Company, including without limitation all Participants and their beneficiaries, regardless of whether the Committee or one or more of its members may have an actual or potential conflict of interest with respect to the subject matter of the action, ruling, or decision. No final action, ruling, or decision of the Committee shall be subject to de novo review in any judicial proceeding; and no final action, ruling, or decision of the Committee may be set aside unless it is held to have been arbitrary and capricious by a final judgment of a court having jurisdiction with respect to the issue.

                              ARTICLE VIII

                  TERMINATION AND AMENDMENT OF THE PLAN

      8.1 TERMINATION. The Company may, by action of the Board of Directors, terminate the Plan at any time and for any reason. The Plan shall automatically terminate upon the purchase by Participants of all shares of Stock committed to the Plan, unless the number of Shares committed to the Plan are increased by the Board of Directors and approved by the shareholders of the Company. Upon termination of the Plan, as soon as administratively feasible there shall be refunded to each Participant the remaining funds in his payroll deduction account, and there shall be forwarded to the Participants certificates for all shares of Stock held under the Plan for the account of Participants. The termination of this Plan shall not affect the current Options already outstanding under the Plan to the extent there are Shares committed, unless the Participants agree.

      8.2 AMENDMENT. The Board of Directors reserves the right to modify, alter or amend the Plan at any time and from time to time to any extent that it deems advisable, including, without limiting the generality of the foregoing, any amendment deemed necessary to ensure compliance of the Plan with Section 423 of the Code. The Board of Directors may suspend operation of the Plan for any period as it may deem advisable. However, no amendment or suspension shall operate to reduce any amounts previously allocated to a Participant's payroll deduction account, to reduce a Participant's rights with respect to shares of Stock previously purchased and held on his behalf under the Plan nor to affect the current Option a Participant already has outstanding under the Plan without the Participant's agreement. Any amendment changing the aggregate number of Shares to be committed to the Plan or the class of employees eligible to receive Options under the Plan must have stockholder approval as set forth in Section 1.4.

                               ARTICLE IX

                              MISCELLANEOUS

      9.1 PLAN NOT AN EMPLOYMENT CONTRACT. The adoption and maintenance of this Plan is not a contract between the Company and its Employees which gives any Employee the right to be retained in its employment. Likewise, it is not intended to interfere with the rights of the Company to discharge any Employee at any time or to interfere with the Employee's right to terminate his employment at any time.

      9.2 ALL PARTICIPANTS' RIGHTS ARE EQUAL. All Participants will have the same rights and privileges under this Plan as are required by section 423 of the Code and section 1.423-2(f) of the regulations promulgated under that section of the Code.

      9.3 OPTIONS GRANTED ARE NOT TRANSFERABLE. No Option granted a Participant under this Plan is transferable by the Participant otherwise than by will or the laws of descent and distribution, and must be exercisable, during his lifetime, only by him. In the event any Participant attempts to violate the terms of this Section, any Option held by the Participant shall be terminated by the Company and upon return to the Participant of the remaining funds in his payroll deduction account, all of his rights under the Plan will terminate.

      9.4 VOTING OF STOCK. Shares of Stock held under the Plan for the account of each Participant shall be voted by the holder of record of those shares in accordance with the Participant's instructions.

      9.5 NO STOCKHOLDER RIGHTS. No eligible Employee or Participant shall by reason of participation in the Plan have any rights of a stockholder of the Company until he acquires shares of Stock as provided in this Plan.

      9.6 GOVERNMENTAL REGULATIONS. The obligation to sell or deliver the shares of Stock under this Plan is subject to the approval of all governmental authorities required in connection with the authorization, purchase, issuance or sale of that Stock.

      9.7 NOTICES. All notices and other communication in connection with the Plan shall be in the form specified by the Committee and shall be deemed to have been duly given when sent to the Participant at his last known address or to his designated personal representative or beneficiary, or to the Company or its designated representative, as the case may be.

      9.8 INDEMNIFICATION OF COMMITTEE. In addition to all other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted under the Plan, and against all amounts paid in settlement (provided the settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it is adjudged in the action, suit or proceeding, that the Committee member is liable for gross negligence or willful misconduct in the performance of his duties.

      9.9 GENDER AND NUMBER. If the context requires it, words of one gender when used in this Plan shall include the other genders, and words used in the singular or plural shall include the other.

      9.10 SEVERABILITY. Each provision of this Plan may be severed. If any provision is determined to be invalid or unenforceable, that determination shall not affect the validity or enforceability of any other provision.

      9.11 GOVERNING LAW; PARTIES TO LEGAL ACTIONS. The provisions of this Plan shall be construed, administered, and governed under the laws of the State of Delaware and, to the extent applicable, by the securities, tax, employment and other laws of the United States which are applicable to an employee stock purchase plan.